UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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CISCO SYSTEMS, INC.

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Dear Cisco Stockholder,

We hope this message finds you well. As we near our Annual Meeting of Stockholders on December 6, 2023, we want to provide you with an additional notice that the proxy advisory firm Institutional Shareholder Services (“ISS”), in its report on November 29, 2023, has updated its vote recommendation for Proposal No. 3 – Advisory Vote to Approve Executive Compensation, to a “FOR” vote, in-line with the recommendation from Cisco’s Board of Directors.

The updated recommendation from ISS to a “FOR” vote comes after Cisco issued supplemental disclosures on November 22, 2023 and November 28, 2023, with updated Grants of Plan-Based Awards tables for fiscal 2023, fiscal 2022, and fiscal 2021, with the intention of providing further clarification around Cisco’s executive compensation program. These updated filings have resulted in the ISS quantitative pay-for-performance screen moving from a “High” concern to a “Low” concern, with ISS noting that “[p]ay and performance are reasonably aligned.”

You may view Cisco’s supplemental filing on November 22, 2023 here: https://www.sec.gov/Archives/edgar/data/858877/000119312523281895/d276427ddefa14a.htm

You may view Cisco’s supplemental filing on November 28, 2023 here: https://www.sec.gov/Archives/edgar/data/858877/000119312523283824/d599831ddefa14a.htm

We urge you to vote FOR approval of Proposal No. 3, the non-binding advisory resolution to approve executive compensation.